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                                                                      EXHIBIT 23

                 EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following Registration Statements of American General Corporation of our report dated February 14, 1997 (except Note 2.5, as to which the date is June 17, 1997), with respect to the consolidated financial statements and schedules of American General Corporation included in this Current Report on Form 8-K dated October 10, 1997:

              Registration
               Statement
                Number                           on Form
              ------------                       -------

              333-13407                            S-8
              33-39200                             S-8
              333-13401                            S-8
              33-39201                             S-8
              333-13395                            S-8
              333-23275                            S-8
              33-51973                             S-8
              2-98021                              S-8
              333-29383                            S-8
              333-29393                            S-8
              33-58317                             S-3
              33-58317-01                          S-3
              33-58317-02                          S-3
              33-51045                             S-3



                                                /s/ ERNST & YOUNG LLP

Houston, Texas
October 10, 1997


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